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                                                                 [EXHIBIT 23.1]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion and incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of our reports dated February 13, 1997, on our audits of the consolidated financial statements and financial statement schedule of Lexmark International Group, Inc. and subsidiaries as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

Lexington, Kentucky

October 20, 1997